MARKETING SERVICES AND LICENSE AGREEMENT

THIS MARKETING SERVICES AND LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of July 23, 2026 (the "Effective Date"), by and between **BIOMOLECULAR LIFE LLC**, a Florida limited liability company ("BML"), and **BIOMOLECULAR LIFE HOLDINGS, INC.**, a Florida corporation ("Holdings"). BML and Holdings are each referred to herein as a "Party" and collectively as the "Parties."

RECITALS

A. BML develops, markets, and sells a line of dietary supplement products for humans and pets under the "Biomolecular Life" brand, including the products listed on Exhibit A attached hereto (collectively, the "Products");

B. Holdings is a corporation organized under the laws of the State of Florida whose common stock is quoted on the OTC Markets under the symbol "BIOM";

C. BML desires to engage Holdings to provide, and Holdings desires to provide, advertising, marketing, and promotion management services for the Products, upon the terms and conditions set forth in this Agreement;

D. Jessika Contreras serves as an officer and director of Holdings and as the manager of BML, and executes this Agreement on behalf of both Parties. Each Party has approved this Agreement by written consent following full disclosure of that common service and interest, and the Parties intend that the terms of this Agreement be fair to each Party and consistent with terms that could be obtained in a comparable transaction negotiated at arm's length; and

E. BML is willing to grant Holdings a license to use the Marks (as defined below) in connection with all branding, marketing, advertising, and promotional activities relating to the Products and the Parties' business.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated as a part of this Agreement, and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement:

(a) "Marks" means the trademarks, service marks, trade names, trade dress, logos, and brand elements owned or controlled by BML and used in connection with the Products, including the name "Biomolecular Life" and the Product names listed on Exhibit A.

(b) "Net Revenue" means the gross amounts actually received by BML from sales of the Products during the applicable period, less: (i) returns, refunds, and chargebacks; (ii) discounts, rebates, and allowances actually granted; (iii) sales, use, excise, value-added, and similar taxes collected from customers; and (iv) shipping and handling charges collected from customers and passed through to third parties. Net Revenue shall be determined from BML's books and records maintained in accordance with United States generally accepted accounting principles, consistently applied.

(c) "Products" means the dietary supplement products listed on Exhibit A, together with such additional products as the Parties may add to Exhibit A by mutual written agreement.

(d) "Services" means the services described in Section 2(b).

2. Appointment; Services.

(a) Appointment. BML hereby appoints Holdings, and Holdings hereby accepts appointment, as BML's exclusive provider of the Services for the Products during the Term.

(b) Services. Holdings shall manage the advertising and promotion of the Products, which shall include: (i) developing and executing the advertising and marketing strategy for the Products; (ii) planning, managing, and placing advertising for the Products; (iii) managing social media, digital marketing, and email marketing campaigns; (iv) developing marketing content and creative materials, subject to BML's approval; (v) managing promotional partnerships and affiliate and influencer programs; (vi) brand management for the Products; and (vii) providing marketing analytics and periodic reporting to BML.

(c) Standard of Performance. Holdings shall perform the Services in a professional and workmanlike manner, using commercially reasonable efforts, and in compliance with Section 8.

(d) BML Responsibilities. As between the Parties, BML shall remain solely responsible for the formulation, manufacture, labeling, packaging, pricing, sale, fulfillment, and customer service of the Products and for the substantiation of all claims made with respect to the Products. BML shall provide Holdings with such Product information and reasonable cooperation as Holdings may reasonably request, and shall have final approval over all marketing materials prior to their public use.

(e) No Authority to Bind. Holdings shall have no authority to execute contracts or make commitments on behalf of BML except as expressly authorized by BML in writing.

3. License.

(a) Grant. BML hereby grants to Holdings a non-exclusive, royalty-free license during the Term to use the Marks and the brand content supplied by BML for all branding, marketing, advertising, and promotional purposes in connection with the Products and the Parties' business. This license is not limited to the performance of the Services, and Holdings may sublicense the Marks to its contractors and service providers as reasonably necessary for such purposes.

(b) Quality Control. Holdings shall use the Marks in a manner consistent with the quality standards and reasonable brand guidelines communicated by BML from time to time. All use of the Marks, and all goodwill arising from such use, shall inure solely to the benefit of BML.

(c) Ownership. The Marks are and shall remain the exclusive property of BML. Except for the license expressly granted in this Section 3, no right, title, or interest in the Marks is transferred to Holdings.

(d) Work Product. All marketing materials created by Holdings specifically for the Products under this Agreement shall, upon payment of the Marketing Fee for the period in which such materials were created, be assigned to and owned by BML, excluding Holdings' pre-existing materials and generally applicable tools, methods, and know-how.

4. Compensation.

(a) Marketing Fee. In consideration of the Services, BML shall pay Holdings a fee equal to fifteen percent (15%) of Net Revenue during the Term (the "Marketing Fee").

(b) Reports and Payment. Within thirty (30) days after the end of each calendar quarter, BML shall deliver to Holdings a written report setting forth in reasonable detail the calculation of Net Revenue for such quarter and shall pay the Marketing Fee due for such quarter.

(c) Books and Records; Review. BML shall maintain complete and accurate books and records reasonably necessary to verify Net Revenue for at least three (3) years. Not more than once in any twelve (12) month period, upon at least ten (10) business days' prior written notice, Holdings may review such books and records, at Holdings' expense, solely to verify the Marketing Fee. Any underpayment identified shall be paid within fifteen (15) days.

(d) Third-Party Costs. All third-party media, advertising, and promotional spend shall be subject to a budget approved in advance in writing by BML, and such approved third-party costs shall be paid or reimbursed by BML. Holdings shall bear its own internal personnel and overhead costs.

5. Term; Termination.

(a) Term. This Agreement shall commence on the Effective Date and continue for an initial term of one (1) year, and shall automatically renew for successive one (1) year terms unless either Party gives written notice of non-renewal at least thirty (30) days prior to the end of the then-current term (the initial term together with any renewal terms, the "Term").

(b) Termination for Convenience. Either Party may terminate this Agreement at any time upon thirty (30) days' prior written notice to the other Party.

(c) Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof, or if the other Party becomes insolvent, makes an assignment for the benefit of creditors, or becomes subject to any bankruptcy or similar proceeding.

(d) Business Combination. This Agreement shall terminate automatically, without further action of the Parties, upon the closing of any merger, acquisition, share exchange, or other business combination between the Parties or their respective affiliates, unless the Parties otherwise agree in writing.

(e) Effect of Termination. Upon termination or expiration of this Agreement: (i) the license granted in Section 3 shall terminate; (ii) BML shall pay all Marketing Fees accrued through the effective date of termination; and (iii) Sections 4 (with respect to accrued amounts), 6, 7, 9, 10, 11, and 13 shall survive.

6. Related-Party Acknowledgment. Each Party acknowledges that Jessika Contreras serves as an officer and director of Holdings and as the manager of BML, and executes this Agreement on behalf of each Party. This Agreement has been approved by written consent of the board of directors of Holdings and by written consent of the manager of BML, in each case following full disclosure of such common service and interest and in accordance with applicable Florida law, including Section 607.0832 of the Florida Business Corporation Act with respect to Holdings and Section 605.04091 of the Florida Revised Limited Liability Company Act with respect to BML. Each Party has determined that the terms of this Agreement are fair to

such Party and consistent with terms that could be obtained in a comparable transaction negotiated at arm's length.

7. Public Company Disclosure. BML acknowledges that Holdings is, or intends to become, a reporting company under the Securities Exchange Act of 1934, as amended, and that this Agreement is a material related-party agreement of Holdings. BML consents to: (a) the description of this Agreement in, and the filing of this Agreement as an exhibit to, Holdings' registration statements (including any registration statement on Form 10 and any amendment or supplemental disclosure thereto), reports, and other filings with the U.S. Securities and Exchange Commission; (b) related disclosures to OTC Markets Group Inc., the Financial Industry Regulatory Authority, and other regulatory authorities; and (c) providing such information regarding BML and this Agreement as Holdings may reasonably request for such filings and disclosures. Nothing in this Agreement shall limit any disclosure required of either Party by applicable law.

8. Compliance with Law. Each Party shall comply with all laws, rules, and regulations applicable to its performance under this Agreement, including the Federal Food, Drug, and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, the Federal Trade Commission Act and the FTC's advertising, endorsement, and testimonial guides, the CAN-SPAM Act, the Telephone Consumer Protection Act, and applicable state consumer protection laws. As between the Parties, BML is solely responsible for Product formulation, labeling, and the substantiation of Product claims. Holdings shall not make, and shall not cause to be made, any claim regarding the Products that has not been approved by BML, and neither Party shall represent that the Products diagnose, treat, cure, or prevent any disease.

9. Confidentiality. Each Party shall hold in confidence, and shall not use except as necessary to perform this Agreement or disclose to any third party without the prior written consent of the other Party, the non-public business, financial, technical, customer, and marketing information of the other Party, except for information that is or becomes publicly available through no fault of the receiving Party, is lawfully received from a third party without restriction, or is required to be disclosed by law, legal process, or the rules of any securities regulator or market (including as contemplated by Section 7). Upon termination of this Agreement, each Party shall return or destroy the other Party's confidential information upon request. This Section shall survive termination of this Agreement.

10. Indemnification.

(a) By BML. BML shall indemnify, defend, and hold harmless Holdings and its officers, directors, and agents from and against any third-party claims, liabilities, damages, and expenses (including reasonable attorneys' fees) arising out of: (i) the Products, including product liability, labeling, and claim substantiation; (ii) any allegation that the Marks or BML-supplied content infringe the rights of any third party; or (iii) BML's material breach of this Agreement.

(b) By Holdings. Holdings shall indemnify, defend, and hold harmless BML and its officers, directors, and agents from and against any third-party claims, liabilities, damages, and expenses (including reasonable attorneys' fees) arising out of: (i) Holdings' gross negligence or willful misconduct in the performance of the Services; (ii) marketing materials or claims published by Holdings that were not approved by BML; or (iii) Holdings' material breach of this Agreement.

11. Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 9 OR SECTION 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, AND EACH PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE MARKETING FEES PAID OR

PAYABLE UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

12. Independent Contractor. Holdings is an independent contractor of BML. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment, or agency relationship between the Parties.

13. Miscellaneous.

(a) Notices. All notices under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by a nationally recognized overnight courier, or sent by certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as a Party may designate by notice given in accordance with this Section):

If to Holdings:
Biomolecular Life Holdings, Inc.
1395 Brickell Ave., Suite 800
Miami, Florida 33131

If to BML:
Biomolecular Life LLC
7311 NW 12 St, Suite 15
Miami, Florida 33145

(b) Arbitration; Equitable Relief. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered in Miami-Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that either Party may seek injunctive or other equitable relief to restrain any actual or threatened breach of Section 3, 9, or the Marks.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict-of-laws principles, and any applicable federal laws.

(d) Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings relating thereto. This Agreement may be amended only by a written instrument signed by both Parties. No waiver shall be effective unless in writing and signed by the Party against whom enforcement is sought.

(e) Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except to a successor to all or substantially all of its business or assets.

(f) Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such provision shall be deemed modified to the minimum extent necessary to render it valid and enforceable.

(g) Counterparts; Headings; No Strict Construction. This Agreement may be executed in counterparts (including by electronic signature), each of which shall be deemed an original. Headings are for convenience only. The language of this Agreement shall be deemed the language

chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

(h) Further Assurances. The Parties shall deal with each other in good faith and shall execute such further documents and take such further actions as may be reasonably necessary to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date first written above. Each Party acknowledges that the same individual executes this Agreement on behalf of each Party, as authorized by the written consent of the board of directors or manager of each Party referenced below.

"BML"
BIOMOLECULAR LIFE LLC

By: ____________________________________

Name: Jessika Contreras

Title: Manager

Acting on behalf of BML pursuant to the authorization set forth in the Action by Written Consent of the Sole Manager of Biomolecular Life LLC dated July 23, 2026.

"HOLDINGS"
BIOMOLECULAR LIFE HOLDINGS, INC.

By: ____________________________________

Name: Jessika Contreras

Title: President and Chief Executive Officer

Acting on behalf of Holdings pursuant to the authorization of the Board of Directors set forth in the Action by Written Consent of the Sole Director of Biomolecular Life Holdings, Inc. dated July 23, 2026.

EXHIBIT A

THE PRODUCTS

The "Products" consist of the dietary supplement products marketed by BML under the "Biomolecular Life" brand, including:

1. BIOREVIT (vitality and energy support; capsules);
2. IMMUNO (immune system support; capsules);
3. MEN (active men revitalization; tablets); and
4. all other dietary supplement products for humans or pets marketed by BML under the "Biomolecular Life" brand during the Term, together with such additional products as the Parties may add by mutual written agreement.